UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

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                               Hughes Supply, Inc.
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                (Name of Registrant as Specified in its Charter)


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
          THIS FILING CONSISTS OF MATERIALS SENT TO EMPLOYEES REGARDING THE PROPOSED MERGER.


TO:    All Hughes Supply Employees

FROM:  Tom Morgan, President & CEO

DATE:  February 6, 2006

RE:    Employee Update

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We realize that as each week goes by, every Hughes Supply employee is hungry for answers about the future of our company. We want to know what the new organization will look like, what the new leadership structure will be and exactly how things are going to work. People are curious about what will change and how quickly change will come.

We do not always have all the answers quickly, and the reason for that is both The Home Depot(R) and Hughes are meticulously assessing the best way to combine our businesses. We are examining all of our strengths and determining how to structure a company that we believe will revolutionize the industrial distribution marketplace. It is because we take this responsibility so seriously that we are taking the time to do it right.

When planning an organization of this magnitude, we need to exhibit great care and forethought. The proposed merger will create a company of approximately 22,000 of the best people in our industry. We know that our talent is our #1 asset, the competitive advantage that raises us head and shoulders above our competition. We recognize and appreciate that we are only as good as our people. We owe it to you to construct an organization for the long haul. Our customers know that you have to build a sound foundation with the best materials to create something that will last. So do we.

With this goal in mind, on Wednesday and Thursday of last week approximately 230 people from both Hughes Supply and The Home Depot Supply met to start building relationships with our counterparts and begin planning for future success. The theme of the meeting was "One Team, Driving Transformational Customer Success and Shareholder Value." Attendees discussed key areas for growth, integration planning and major areas of importance for our combined company: customers, culture, growth, competitiveness and associates (employees.) In addition to team building, each of the businesses had the opportunity to present to The Home Depot's Chairman, President & CEO Bob Nardelli and Executive Vice President Joe DeAngelo. The Home Depot Supply team was extremely gracious in welcoming us, and truly helped us understand how important Hughes Supply is to The Home Depot's overall growth strategy.

The Home Depot Supply business is the most significant growth engine within The Home Depot for the next 5 years. The Home Depot has appointed some of their brightest people to work with us in building a company whose size and scope will be not only a competitive, but an impressive, advantage. We have the potential to shine in an industry that we know is still fragmented and largely inefficient.

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
During the meetings, we discovered that we have much in common with our Home Depot Supply counterparts, both strategically and culturally. When Bob Nardelli addressed the group, he said that the biggest failure in the business world today is that successful companies can become arrogant and complacent. He encouraged everyone in the room to challenge the status quo and to improve everything that we touch. This is very similar to our emphasis on creativity and excellence. When Joe DeAngelo talked about the strategy of enhancing the core, extending the business, and expanding the market, David Bearman and Neal Keating pointed out that these ideas are reminiscent of our own business strategy.


------------------------------------------------------- -----------------------------------------------------
THE HOME DEPOT SUPPLY STRATEGY                          HUGHES SUPPLY STRATEGY
------------------------------------------------------- -----------------------------------------------------
1. Enhance the Core                                     Focus on Best in Class Operations
------------------------------------------------------- -----------------------------------------------------
2. Extend the Business                                  Capitalize on Organic Growth Opportunities
------------------------------------------------------- -----------------------------------------------------
3. Expand the Market                                    Pursue Disciplined Acquisition Program
------------------------------------------------------- -----------------------------------------------------

When Joe spoke about how the combined organization will achieve these goals, his message could not have been clearer, or more in synch with our own. It is all about talent. Joe emphasized that hiring and acquiring talent even better than you is of primary importance. Supporting and training our people for excellence is our top company goal. We are focused on hiring the right people for the right jobs and cultivating and growing our leaders.

Joe spoke of finding acquisitions with the right fit, and having the courage to walk away when it is not. We have the same philosophy for our own acquisitions.

Joe described a company with enterprise power and agility, the heart of a small company with the brawn of a beast. At Hughes, we treasure our history and a culture where we all genuinely care about one another, while fostering an ambitious, can-do spirit.

Joe compared the next few years to the excitement of a rollercoaster. You may recall in the March 2005 issue of SupplyLine, I likened our experience to a rollercoaster ride.

"As we climb up to the first high peak, you are not quite sure what the rest of the journey will be like. You probably feel a mixture of excitement, anticipation and maybe a little fear of the unknown. At this moment in our company's history, we are positioned at the top of that first peak, with the rest of the journey stretched out before us. There are many twists and turns ahead. There may be times in the next few years where you feel completely turned upside-down. There will definitely be times where you feel a rush of adrenaline. It will be an exhilarating and breathtaking experience, unique in your career."

These words are perhaps even truer today.

We will continue to share information as quickly as we can. Until then, please share any specific concerns with your manager or Human Resources representative.

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
ACTION:  Please share this information with all Hughes Supply employees.

In connection with the proposed merger, Hughes Supply has filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the preliminary proxy statement and other documents filed by Hughes Supply at the Securities and Exchange Commission's Web site at http://www.sec.gov. The preliminary proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.

Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply's participants in the solicitation is set forth in Hughes Supply's preliminary proxy statement dated January 27, 2006, for its 2006 Special Meeting of Shareholders, relating to the merger.

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